 EXHIBIT 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                   At March 31, 2002
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                             286,974,333
   Accumulated D, D & A                                  (102,875,906)
Net Property, Plant & Equipment                           184,098,427

Current Assets:
   Cash and Temporary Cash Investments                     10,332,106
   Notes Receivable-Intercompany                            1,300,000
   Receivables - Net                                        7,647,130
   Accounts Receivable-Intercompany                            19,638
   Unbilled Utility Revenue                                 2,575,716
   Materials/Supplies - Average Cost                        2,639,430
   Prepayments                                                 33,895
Current Assets                                             24,547,915

Other Assets                                               10,760,961

Total Assets                                              219,407,303

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                4,750
 Paid in Capital                                           38,245,591
   Earnings Reinvested in Business                         (4,376,960)
   Accumulated Other Comprehensive Income (Loss)          (14,388,423)
Total Common Stock Equity                                  19,484,958

   Long-Term Debt Net of Current Portion                   22,946,626
   Notes Payable - Intercompany - Long Term                80,000,000
Total Capitalization                                      122,431,584

Minority Interest in Foreign Subsidiaries                  25,531,494

Liabilities:
   Notes Payable to Banks                                   2,256,381
   Notes Payable - Intercompany                            28,300,000
   Long Term Debt Due Current                               7,336,437
   Accounts Payable - Other                                 9,651,812
   Accounts Payable - Intercompany                          4,186,521
   Other Accruals & Current Liabilities                     7,114,121
Total Current Liabilities                                  58,845,272

Deferred Credits:
   Accumulated Deferred Income Tax                         11,690,050
   Fair Market Value of Derivative
    Financial Statements                                      214,954
   Other Deferred Credit                                      693,949
Total Deferred Credits                                     12,598,953

Total Capitalization & Liabilities                        219,407,303